Exhibit 99.1

DecisionPoint Systems Announces Five New Directors,
Rescheduling of Annual Meeting of Stockholders

IRVINE, CA (October 6, 2014) … DecisionPoint™ Systems, Inc. (OTCQB: DPSI and OTCQB: DPSIP), a leading provider and integrator of Enterprise Mobility and Wireless Applications, announced today a restructuring of its Board of Directors, including the resignations of five former directors and the appointment of five new directors.

Effective as of the close of business on October 3, 2014, James DeSocio, 59, was appointed to the Board and five of the Company’s incumbent directors, Lawrence Yelin, Jay B. Sheehy, David M. Rifkin, Marc Ferland and Donald Dalicandro, resigned from the Board, leaving incumbent director Robert Schroeder and Mr. DeSocio on the Board. Thereafter, Mr. Schroeder and Mr. DeSocio appointed four additional new directors, Michael N. Taglich, 49; John Guttilla, 58; Stanley P. Jaworski, Jr., 64; and Paul A. Seid, 66.  The Board is now comprised of six directors. Mr. Dalicandro was authorized to serve as a Board observer until the end of the applicable term under his employment agreement with the Company.

Interim Chairman of the Board Robert Schroeder commented, “The new Board is very strong in experience, and very well versed in technology and the enterprise.  We believe that DecisionPoint can have a bright future, based on its strong products, its roster of blue-chip customers, and its reputation for systems that deliver what they promise.  Our first order of business is to find a new CEO capable of taking the Company forward with strength and determination.  We also wish the outgoing directors well, and thank them for their service.”

These changes settle differences between the prior Board and the Company’s largest stockholders, Michael N. Taglich and Robert F. Taglich. On September 10, 2014, the prior Board filed a proxy statement with the Securities Exchange Commission in preparation for conducting an annual meeting of stockholders on October 15, 2014. The proxy statement proposed the reelection of the prior Board and the election of Mr. DeSocio as a new, additional director. On September 16, 2014, Michael and Robert Taglich filed a preliminary proxy statement with the SEC, contesting the reelection of the five directors who have now resigned and proposing an alternative slate of directors, including all of the six individuals who now comprise the Board.

The outgoing directors said they believe their efforts have contributed to recent operating improvements at the Company. Nevertheless, it is their belief that the alternative board slate that was proposed would inevitably be elected at the coming annual stockholders meeting.  Therefore, to avoid expense for the Company and to help contribute to a smooth transition on the Board, the outgoing directors have resigned from the Board. Most of them are Company stockholders and wish the Company every success.

Annual Meeting of Stockholders

The newly restructured Board has determined to reschedule the Company’s annual meeting of stockholders from the previously announced October 15, 2014 to October 28, 2014 at 10:00AM EDT. The meeting will be held at the Courtyard by Marriott, New York LaGuardia Airport, 90-10 Grand Central Parkway, East Elmhurst, NY 11369.

The Company expects that, in the near future, it will distribute to its stockholders a revised proxy statement that will propose the election for the coming year of a full slate of directors, including Mr. Schroeder, Mr. DeSocio, Mr. Taglich, Mr. Guttilla, Mr. Jaworski and Mr. Seid.

The new directors are:

James F. DeSocio
Jim DeSocio has more than 20 years of international enterprise software sales experience. As the current Executive Vice President of Field Operations at XRS Corporation, he is responsible for enterprise license revenue, professional services sales and implementation and business development and partner programs. Prior to XRS, Mr. DeSocio served as Executive Vice President of Global Sales and Business Development at Antenna Software. From Dec 2007 through June 2012, Mr. DeSocio grew Antenna’s annual bookings fourfold. Prior to that, Mr. DeSocio was Chief Executive Officer of Riskclick Inc., a venture-funded startup focused on developing a cloud-based underwriting solution for the property and casualty insurance market, which was sold to Skywire Software in 2007; the combined company was sold to Oracle in June 2008. Mr. DeSocio also held various roles with Lawson, now Infor, and was leader of its successful IPO. Mr. DeSocio holds a business administration degree from Rutgers University.

Michael N. Taglich
Michael N. Taglich is the Chairman and President of Taglich Brothers, Inc., a New York City-based securities firm that he co-founded in 1992. Taglich Brothers, Inc. focuses on public and private micro-cap companies in a wide variety of industries. Mr. Taglich serves on the Board of Directors of Air Industries Group, an aerospace and defense company (NYSE MKT: AIRI), of which he is Chairman of the Board, and Bridgeline Digital, Inc., a technology company that enables its customers to maximize the performance of their mission-critical websites, intranets and online stores (NASDAQ Capital MKT: BLIN). He also serves as a director of a number of private companies, including BioVentrix, Inc., a privately owned medical device company whose products are directed at heart failure treatment, and Caldera Pharmaceuticals Inc., a drug screening company.  Mr. Taglich brings extensive professional experience, which spans various aspects of senior management, including finance, operations and strategic planning.

John Guttilla
John Guttilla is a Partner in the accounting firm of RotenbergMeril where he is a member of the firm’s management committee and the firm’s director of Financial Services Department.  RotenbergMeril are the independent registered public accountants’ for Air Industries Group (NYSE MKT: AIRI) where Mr. Guttilla serves as the engagement partner. He is also a director and Chairman of the Audit Committee of Orchids Paper Products Company (NYSE MKT: TIS).

Mr. Guttilla is a certified public accountant and holds a B.S. degree in Accounting from Fordham University and a Masters in Taxation from St. John's University.

Stanley P. Jaworski, Jr.
Stanley P. Jaworski, Jr. has been Vice President Marketing for the Americas of Motorola Solutions, Inc. (NYSE: MSI) since 2009.  Motorola Solutions, Inc. designs, manufactures and sells communications infrastructure, devices, system software and applications, and provides services associated with their use. From 2007 to 2009, Mr. Jaworski was Chief Marketing Officer of VBrick Systems, Inc., which provides enterprise Internet protocol (IP) video solutions for corporate, education, worship, media and government markets worldwide, and from 2005 to 2007, he was Vice President, Worldwide Channel Marketing, of NetApp, Inc., a computer storage and data management company.

Paul A Seid
Paul A. Seid has served as CEO of RST Automation, a hospital instrumentation automation developer, for the last two years. For the past fifteen years he has been President of Strategic Data Marketing, a research and data collection company. Mr. Seid is a director of BG Staffing, Inc. (OTCQB: BGSF), a national temporary staffing company, and BioVentrix, Inc., a privately owned medical device company whose products are directed at heart failure treatment.

About DecisionPoint™ Systems, Inc.
DecisionPoint Systems, Inc. delivers improved productivity and operational advantages to its clients by helping them move their business decision points closer to their customers. They do this by making enterprise software applications accessible to the front-line worker anytime, anywhere. DecisionPoint uses the latest wireless, mobility, and RFID technologies.

For more information on DecisionPoint Systems visit www.decisionpt.com.

Forward-Looking Statements
Except for historical information contained herein, the statements in this news release may include forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievements in the future to differ materially from forecasted results, performance and achievements. These risks and uncertainties are described in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company's plans or expectations.

Contacts:
DecisionPoint Systems, Inc.
Michael P. Roe
Chief Financial Officer
(949) 465-0065

Allen & Caron, Inc.
Rudy Barrio (investors)
r.barrio@allencaron.com
(212) 691-8087

Len Hall (media)
len@allencaron.com
(949) 474-4300